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                                                                    Exhibit 99.1

[MANTECH INTERNATIONAL CORPORATION LOGO APPEARS HERE]

                                             Peter LaMontagne
ManTech International Corporation            Corporate Vice President
12015 Lee Jackson Highway                    703-218-8200
Fairfax, VA 22033-3300                       703-218-8296 (fax)
www.mantech.com                              Corporatecommunications@mantech.com

FOR IMMEDIATE RELEASE

                ManTech to Acquire Aegis Research Corporation(R)

Fairfax, Virginia - July 1, 2002 - ManTech International Corporation (Nasdaq:
MANT) an information systems and technical services company serving the federal government market, announced today the signing of a definitive agreement to acquire Aegis Research Corporation ("Aegis Research"), of Falls Church, Virginia, a leading provider of enterprise protection strategies and technical services to the federal national security community.

Aegis Research, a privately-held company founded in 1987, supports key customers and programs within the Department of Defense (DoD) and national intelligence community including the National Reconnaissance Office (NRO), the United States Air Force, The Joint Strike Fighter Program Office, and the Counterintelligence Field Activity Program under the DoD. Aegis Research also supports numerous other classified customers on special access programs. Over 90 percent of Aegis Research's approximately 500 personnel hold government security clearances at the Top Secret level with special accesses.

Aegis Research provides expert technical support services in the following core areas: information operations (policy, strategy, analysis); information security (computer forensics, intrusion analysis, penetration testing, and network simulation); threat analysis, characterization, countermeasures and risk management; mission planning and simulation; security implementation and operations security; enterprise protection planning; and security awareness and training.

Commenting on the proposed acquisition, ManTech International Corporation Chairman of the Board, CEO, and President, George J. Pedersen stated, "We are extremely pleased to have reached an agreement as Aegis Research occupies a very unique and important market niche within the DoD and intelligence community. We look forward to continued success in this market with the Aegis Research team as an integral part of the ManTech enterprise." Pedersen continued, "This opportunity meets all of the key acquisition criteria outlined in our strategic plan: Aegis Research brings new technical competencies, new strategic customers in locations where we currently do not operate, and most importantly, Aegis Research has experienced personnel with critical leadership and technical skills that have earned an outstanding reputation among important national security customers. ManTech has completed numerous acquisitions over our 33 year history, preserving the culture, leadership and customer relationships of the companies we acquire while integrating each entity into our enterprise to achieve continued growth."

Aegis Research President and CEO William H. Geiger highlighted the strategic opportunity for ManTech and Aegis: "We have entered into this agreement with the full confidence that ManTech will preserve those unique attributes of Aegis Research that have allowed us to

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ManTech International
Corporation to Acquire Aegis Research Corporation
July 1, 2002
Page 2

become a market leader in supporting key classified national security programs. Aegis Research personnel will continue to provide our clients with the high standard of support that has been our hallmark since Aegis was founded in 1987." After the acquisition closes, Mr. Geiger will join ManTech International Corporation's distinguished Advisory Board which is chaired by Admiral David E. Jeremiah, USN (Ret.), former Vice Chairman of the Joint Chiefs of Staff.

Evan Hineman, ManTech Executive Vice President and former Deputy Director for Science and Technology at the Central Intelligence Agency, affirmed the significance of the deal, stating, "The combined capabilities of Aegis Research and ManTech will provide a new platform for strategic growth. Aegis Research is one of a very limited number of companies with the requisite technical skills, security clearances, and experience to support national priority classified programs for a broad range of customers."

According to the terms of the agreement, ManTech will acquire Aegis Research for $70 million in cash plus purchase price adjustments to be finalized after closing. The transaction is expected to close on or before July 31, 2002. Quarterdeck Investment Partners, LLC acted as financial advisor to Aegis Research on the transaction.

ManTech will fund the acquisition using proceeds from its successful initial public offering, completed in February 2002. ManTech Executive Vice President and Chief Financial Officer, John A. Moore, Jr. emphasized that the acquisition will be accretive to earnings for ManTech in 2002 and 2003 and stated, "Aegis Research Corporation has achieved impressive growth with solid margins in recent years." Moore stated that 2002 revenue for Aegis Research is expected to be approximately $60 million and that the company is well positioned to benefit from positive spending trends in the defense and intelligence community. Moore further advised that the purchase price of $70 million equates to approximately 14x Aegis Research's 2002 estimated EBITDA. Moore noted, "We expect this acquisition to add approximately $0.02 to earnings in 2002 and approximately $0.13 in 2003." ManTech will release additional details of the transaction and revised 2002 and 2003 financial guidance after the transaction closes.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia, ManTech International Corporation delivers a broad array of information technology and technical services solutions to U.S. federal government customers, focusing primarily on critical national defense programs for the intelligence community and Department of Defense. ManTech designs, develops, procures, implements, operates, tests and maintains mission-critical, enterprise information technology and communication systems and infrastructures for federal government customers in the United States and 28 countries worldwide. Additional information on ManTech can be found at www.mantech.com.

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ManTech International Corporation to Acquire Aegis Research Corporation
July 1, 2002
Page 3

About Aegis Research Corporation:

Aegis Research Corporation is a leading provider of information technology and professional technical services to the National Security Community. Founded in 1987, Aegis Research provides front-end secrecy planning and analysis, full life cycle security and cyber-security support services, and a wide range of information technology intensive mission planning, training, and operations support services. 500 employees serve our clients in 22 states. Additional Information on Aegis Research Corporation can be found at www.aegisresearch.com. Please contact Don Hardison with additional inquiries at 703-847-6070.

Statements made in this press release which do not address historical facts could be interpreted to be forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to the following: failure of government customers to exercise options under contracts; funding decisions of U.S. Government projects; government contract procurement (such as bid protest) and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees; our ability to complete and successfully integrate acquisitions which appropriately achieve our strategic plans; material changes in laws or regulations applicable to the company's businesses and other risk factors discussed in the company's Registration Statement on Form S-1, filed with the SEC on February 7, 2002. The statements in this press release are made as of July 1, 2002, and the Company undertakes no obligation to update any of the forward looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.

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